Exhibit 7.14

Execution Version

FIRST AMENDMENT TO

LIMITED GUARANTY

This FIRST AMENDMENT TO LIMITED GUARANTY (this “Amendment”), has been executed by Mr. Shuipan Lin, PRC ID No. 350582196812300519 (the “Guarantor”), and Exceed Company Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Guaranteed Party”), effective as of October 20, 2014.

WITNESSETH:

WHEREAS, the Guarantor issued a Limited Guaranty to the Guaranteed Party, dated as of December 2, 2013 (the “Limited Guaranty”);

WHEREAS, the Guarantor and the Guaranteed Party desire to amend the Limited Guaranty as set forth herein; and

WHEREAS, all capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Limited Guaranty.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

1. Limited Guaranty. In Section 1 of the Limited Guaranty, “US$2,000,000” is hereby replaced with “US$2,500,000.”

2. Other Provisions Unaffected. Except as amended or modified hereby, the Limited Guaranty shall remain unchanged and in full force and effect in accordance with its terms.

3. Governing law and Venue. This governing law and venue provisions set forth in Section 11 of the Limited Guaranty shall apply to this Amendment.

4. Counterparts; Signatures. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Amendment may be executed and delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, and in the event this Amendment is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[signature pages follow]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Amendment to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

EXCEED COMPANY LTD.

By:	/s/ Jin Jichun
Name: Jin Jichun
Title: Chairman of the Independent Committee

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Amendment as of the date first written above.

/s/ Shuipan Lin
SHUIPAN LIN